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                                                                     EXHIBIT 4.9

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                         WESTPORT RESOURCES CORPORATION,
                              a Nevada corporation,
                                   as Issuer,


                             Each Subsidiary of the
                              Issuer listed on the
                             signatory pages hereto,
                            as Subsidiary Guarantors,


                                       and
                              THE BANK OF NEW YORK,
                                   as Trustee






                          SECOND SUPPLEMENTAL INDENTURE

                          Dated as of December 17, 2002

                                       to

                                    INDENTURE

                          Dated as of November 5, 2001


                    8 1/4% Senior Subordinated Notes due 2011

================================================================================

                          SECOND SUPPLEMENTAL INDENTURE

         SECOND SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of December 17, 2002, among Westport Resources Corporation, a Nevada corporation (the "COMPANY"), the existing Subsidiary Guarantors under the indenture referred to below (the "EXISTING SUBSIDIARY GUARANTORS"), the parties identified as New Subsidiary Guarantors on the signature page hereto (the "NEW SUBSIDIARY GUARANTORS") and The Bank of New York, as trustee under the indenture referred to below (the "TRUSTEE").

                                   WITNESSETH:

         WHEREAS, the Company and the Existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of November 5, 2001 (the "ORIGINAL INDENTURE"), as amended by the First Supplemental Indenture thereto, dated as of December 31, 2001 (together with the Original Indenture, the "INDENTURE") providing for the issuance of 8 1/4% Senior Subordinated Notes due 2011 (the "SECURITIES");

         WHEREAS, on November 5, 2001, the Company issued $275,000,000 in principal amount of Securities; and

         WHEREAS, the Company has entered into that certain Purchase Agreement, dated December 11, 2002, by and among the Company, the Subsidiary Guarantors, Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., and Lehman Brothers Inc., acting on behalf of themselves and as representatives of other purchasers, pursuant to which, on this date, the Company is issuing $300,000,000 of Additional Securities as permitted by Sections 2.13 and 4.03(a) of the Indenture (the "DECEMBER 2002 ADDITIONAL SECURITIES");

         WHEREAS, through the indirect acquisition of all of the membership interests of Horse Creek Trading & Compression LLC and the formation of Westport Field Services, LLC, the Company has acquired two new Subsidiaries;

         WHEREAS, Section 4.10 of the Indenture provides that, under certain circumstances, the Company is required to cause its Subsidiaries to execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Subsidiaries shall unconditionally guarantee all of the Company's obligations under the Securities and the Indenture on the terms and conditions set forth herein; and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Existing Subsidiary Guarantors, the New Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

         1. DEFINITIONS. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

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         (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

         2. AGREEMENT TO GUARANTEE. The New Subsidiary Guarantors hereby agree, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company's obligations under the Securities and the Indenture on the same terms and conditions as set forth in Articles 11 and 12 of the Indenture and to be bound by all other applicable provisions of the Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture is a "GUARANTY AGREEMENT" as contemplated by
Section 4.10 of the Indenture and shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

         3. EXISTING SUBSIDIARY GUARANTORS. Each Existing Subsidiary Guarantor executes this Supplemental Indenture to: (i) ratify and confirm its existing Subsidiary Guaranty as continuing to be in full force and effect; and (ii) evidence its agreement to the terms of this Supplemental Indenture.

         4. DECEMBER 2002 ADDITIONAL SECURITIES. Attached hereto as Annex 1 is a true and correct copy of the resolutions of the Board of Directors and the Officers' Certificate required by Section 2.13 of the Indenture in connection with the issuance of the December 2002 Additional Securities. The definition of the term "ADDITIONAL SECURITIES" set forth in the Indenture is hereby supplemented by adding the following sentence at the end of such definition: "On December 17, 2002, the Company issued $300,000,000 of Additional Securities, as more particularly described in the Second Supplemental Indenture hereto, dated as of December 17, 2002."

         5. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         6. TRUSTEE MAKES NO REPRESENTATION. The recitals herein contained are made by the Company and the Subsidiary Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction thereof.

                                       2

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                            [SIGNATURE PAGE FOLLOWS]



                                       3

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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.

                                   WESTPORT RESOURCES CORPORATION

                                   By:  /s/ LON MCCAIN
                                        ----------------------------------------
                                        Lon McCain, Vice President, Treasurer
                                        and Chief Financial Officer


                                   EXISTING SUBSIDIARY GUARANTORS:

                                   WESTPORT CANADA LLC

                                   By:   WESTPORT OIL AND GAS COMPANY, L.P.

                                         By: WHG, INC.

                                              By:  /s/ LON MCCAIN
                                                  ------------------------------
                                                  Lon McCain, Vice President,
                                                  Treasurer and Chief Financial
                                                  Officer

                                   JERRY CHAMBERS EXPLORATION COMPANY

                                   By:   WESTPORT OIL AND GAS COMPANY, L.P.

                                         By: WHG, INC.

                                              By: /s/ LON MCCAIN
                                                  ------------------------------
                                                  Lon McCain, Vice President,
                                                  Treasurer and Chief Financial
                                                  Officer


                                   WESTPORT FINANCE CO.

                                   By:   /s/ LON MCCAIN
                                         ---------------------------------------
                                         Lon McCain, Treasurer


                                   WESTPORT ARGENTINA LLC

                                   By:   /s/ DONALD D. WOLF
                                         ---------------------------------------
                                         Donald D. Wolf, Manager


                                       S-1


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                                   WESTPORT OVERRIDING ROYALTY LLC

                                   By:   WESTPORT OIL AND GAS COMPANY, L.P.

                                         By: WHG, INC.

                                               By:  /s/ LON MCCAIN
                                                    ----------------------------
                                                    Lon McCain, Vice President,
                                                    Treasurer and Chief
                                                    Financial Officer


                                  WESTPORT OIL AND GAS COMPANY, L.P.

                                  By: WHG, INC.

                                       By:  /s/ LON MCCAIN
                                            ------------------------------------
                                            Lon McCain, Vice President,
                                            Treasurer and Chief Financial
                                            Officer


                                  WHG, INC.

                                  By:  /s/ LON MCCAIN
                                       -----------------------------------------
                                       Lon McCain, Vice President, Treasurer and
                                       Chief Financial Officer


                                  WHL, INC.

                                  By:  /s/ LON MCCAIN
                                       -----------------------------------------
                                       Lon McCain, Vice President, Treasurer and
                                       Chief Financial Officer


                                      S-2


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                                  NEW SUBSIDIARY GUARANTORS:

                                  HORSE CREEK TRADING & COMPRESSION LLC

                                  By:   WESTPORT OIL AND GAS COMPANY, L.P.

                                        By:   WHG, INC.

                                              By:   /s/ LON MCCAIN
                                                    ----------------------------
                                                    Lon McCain, Vice President,
                                                    Treasurer and Chief
                                                    Financial Officer


                                  WESTPORT FIELD SERVICES, LLC

                                  By:   WESTPORT RESOURCES CORPORATION

                                        By:   /s/ LON MCCAIN
                                              ----------------------------------
                                              Lon McCain, Vice President,
                                              Treasurer and Chief Financial
                                              Officer




                                  THE BANK OF NEW YORK,
                                  as Trustee

                                  By:    /s/ VAN K. BROWN
                                         ---------------------------------------
                                  Name:  Van K. Brown
                                  Title: Vice President

                                     ANNEX A

                      RESOLUTIONS OF THE BOARD OF DIRECTORS

                                       AND

                              OFFICERS' CERTIFICATE